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                                                                  EXHIBIT 10.22B

                                AMENDMENT TWO
                         TO THE MANUFACTURING AGREEMENT
                        BY AND BETWEEN VIVUS AND CHINOIN

     This Amendment Two ("Amendment Two"), effective as of December 18, 1998 ("Amendment Date"), by and between VIVUS, Inc., having a principal place of business at 605 East Fairchild Drive, Mountain View, CA 94043, United States of America ("VIVUS"), and CHINOIN Pharmaceutical and Chemical Works, Ltd., having a principal place of business at H-1045, Budapest, To u. 1-5 Hungary ("CHINOIN") (VIVUS and CHINOIN collectively, the "Parties"), amends (i) that certain Manufacturing Agreement by and between and Parties dated December 20, 1995 (the "Agreement") and (ii) Amendment One to the Agreement dated December 11, 1997 ("Amendment One").

     The Parties desire to amend the Agreement and Amendment One as set forth herein below;

     NOW, THEREFORE, the Parties agree as follows:

1. AMENDMENT. This Amendment Two hereby amends the Agreement to incorporate the terms and conditions set forth in this Amendment Two. The relationship of the Parties shall continue to be governed by the terms and conditions of the Agreement and Amendment One, as amended herein; and in the event that there is any conflict between the terms and conditions of the Agreement or Amendment One and this Amendment Two, the terms and conditions of this Amendment Two shall control. As used in this Amendment Two, all capitalized terms shall have the meanings defined for such terms in this Amendment Two or, if not defined in this Amendment Two, the meanings defined in the Agreement.

2.   MODIFICATION TO THE AGREEMENT

     2.1 The Parties confirm that in the frame of the Agreement VIVUS has firmly ordered from CHINOIN under PO# [*] the supply of [*] Product for the year 1998. After CHINOIN having delivered [*], VIVUS has requested CHINOIN to stop manufacturing and to postpone all further shipments. [*] of Product already manufactured remained on stock at CHINOIN. A further [*] of Product ordered and the [*] minimum purchasing obligation of VIVUS for the calendar year of 1999, total [*], an obligation of VIVUS, has not been manufactured by CHINOIN.

     2.2 The Parties agree that VIVUS shall not be required to purchase from CHINOIN any amount of the Product in the remainder of calendar year 1998 and VIVUS shall have only the following firm commitments to purchase the Product from CHINOIN during the validity of the Agreement:

     2.2.1. VIVUS agrees to take delivery of [*] of the Product already manufactured and in stock at CHINOIN by December 31, 1999,


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    latest. Notwithstanding any provisions in the Agreement or Amendment One to the contrary, including but not limited to Section 2.9, VIVUS agrees to pay CHINOIN in full for this [*] of the Product or any part thereof in four equal monthly installments within four months after accepting delivery.

    VIVUS will place with CHINOIN not less than eighty percent (80%) of its orders for the Product (based on mass) until VIVUS accepts delivery from CHINOIN all of this [*] of the Product.

    2.2.2. VIVUS agrees to purchase an additional [*] of the Product (i.e., in addition to the [*] referred to in Section 2.2.1. above) at a later date during the validity of the Agreement.

    VIVUS will place with CHINOIN not less than sixty percent (60%) of its new orders for the Product (based on mass) until VIVUS accepts delivery from CHINOIN of all of this additional [*] of the Product.

    2.2.3. VIVUS agrees to place not less than sixty percent (60%) of its orders for the Product (based on mass), if any at all, from CHINOIN after having completed all of its purchasing obligations as detailed above in Sections 2.2.1 and 2.2.2 of this Amendment Two. However, CHINOIN will not be obliged to supply in any case more than [*] of Product annually.

    2.2.4 Section 2.12 of the Agreement, as originally agreed upon and amended by Amendment One, is hereby deleted in its entirety.

    2.2.5 Parties agree that any minor quantity deviations less than plus-minus 100 grams of the quantity of Product available at the time VIVUS accepting shipment from the quantity stipulated in this Amendment Two will be accepted without correction at the next shipment or stipulated quantity. CHINOIN agrees to notify VIVUS about any reduction of its [*] stock exceeding [*] due to sale to third parties or to other reasons. Such variation will be added to the [*] obligation of VIVUS as stipulated in Section 2.2.2 above.

    2.2.6 In the event VIVUS terminates the Agreement without cause prior to accepting delivery, or the Agreement expires on December 31, 2002 without VIVUS accepting delivery of a part or all of the quantities of the Product stipulated in Section 2.2.2 as amended by the stipulations of Section 2.2.5, VIVUS will pay to CHINOIN before leaving the Agreement a monetary settlement to compensate reasonable lost net profits consistent with CHINOIN's historical net profits on the manufacture of the Product. Such historical net profit to be determined by an audit performed by a certified public accountant or other representative acceptable to CHINOIN of CHINOIN financial records.


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        All sales values of the quantities not accepted for delivery by VIVUS and subject to monetary settlement as above will be calculated as if delivered in the calendar year of termination or expiry above the quantities actually delivered in that year, if any, with prices stipulated in Section 2.7 of this Agreement as amended by Amendment One.

        CHINOIN agrees that the settlement of such agreed monetary settlement by VIVUS will satisfy in full any and all of VIVUS' obligations referred to in the Sections above to CHINOIN under the Agreement, Amendment One, and this Amendment Two.

        2.3 CHINOIN agrees that it will not manufacture the [*] of the Product referred to in Sections 2.2.2 and 2.2.5 above unless and until VIVUS requests in writing that CHINOIN do so. CHINOIN will not be entitled to receive from VIVUS any lost profits based on any portions of such 4.35 kilograms that CHINOIN manufactures without having received a written request from VIVUS to do so.

3. ENTIRE AGREEMENT. The Agreement and any Exhibits and Addenda thereto together with this Amendment Two and Amendment One constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior and contemporaneous communications, representations, agreements or understandings, either written or oral, between the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Two.


                                          CHINOIN PHARMACEUTICAL AND
VIVUS, INC.                               CHEMICAL WORKS CO., LTD.

By: /s/ LELAND F. WILSON                  By: /s/ PHILIPPE BESSE
   ------------------------------             ------------------------------

Name: Leland F. Wilson                    Name:  Philippe Besse
     ----------------------------               ----------------------------

Title: President and CEO                  Title: Executive Vice President
      ---------------------------               ----------------------------



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.


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